UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the Compensation and Human Resources Committee of the Board of Directors of Silicon Graphics, Inc. (the “Company”) approved the distribution of a discretionary bonus pool for participating employees, including, among others, vice presidents, executive officers and the named executive officers still with the Company. Under the discretionary bonus pool, the Chief Executive Officer determines awards for executive officers (including named executive officers still with the Company) and vice presidents based on individual performance results as determined by the Chief Executive Officer. The Chief Executive Officer is authorized to apply his discretion in awarding such bonuses. On September 25, 2008, the Chief Executive Officer approved final bonus calculations. The table below shows the bonus amounts received by certain of the Company’s executive officers, including the Company’s named executive officers still with the Company. Mr. Britt’s bonus is not part of the discretionary bonus pool as it was guaranteed at the time of his hire and was disclosed in a previous Current Report on Form 8-K.

Officer Name	Bonus
Kathy Lanterman Senior Vice President and Chief Financial Officer	$56,500
Douglas Britt Senior Vice President of Worldwide Sales	$258,462
David Parry Senior Vice President and Product General Manager	$56,500
Eng Lim Goh Senior Vice President and Chief Technology Officer	$88,500
Barry Weinert Vice President and General Counsel	$35,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: October 1, 2008	By:	/s/ Barry J. Weinert
	Name:	Barry J. Weinert
	Title:	Vice President and General Counsel